FIRST AMENDMENT TO JOINT OPERATING AGREEMENT         EXHIBIT 10.04

     This FIRST AMENDMENT TO JOINT OPERATING AGREEMENT (this "Amendment") is dated January 22, 2001, by and among The Denver Post Corporation, a Delaware corporation ("Denver Post"), Eastern Colorado Production Facilities, Inc., a Delaware corporation ("Eastern Colorado" and together with Denver Post, the "Post Entities"), Denver Newspaper Agency LLP, a Delaware limited liability partnership (the "LLP") and The Denver Publishing Company, a Colorado corporation ("Denver Publishing").

                           RECITALS

     WHEREAS, the Post Entities, Denver Post Production Facilities LLC, a Delaware limited liability company (the "LLC"), and Denver Publishing previously entered into that certain Joint Operating Agreement (the "Original Agreement"), dated as of May 11, 2000, pursuant to which the parties agreed to combine certain newspaper properties into a single business operation in the form of a Delaware limited liability company;

     WHEREAS, the LLC has been converted into a Delaware limited liability partnership, and in connection therewith, changed its name to "The Denver Newspaper Agency LLP"; and

     WHEREAS, the parties now desire to amend the Original Agreement to reflect that the business operations described therein shall be conducted in the form of a Delaware limited liability partnership and not a Delaware limited liability company, and to make certain changes as set forth herein.

     NOW, THEREFORE, in consideration of the Original Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                          AGREEMENT

     1. Amendment.

          (a) The Original Agreement is hereby amended by (i) substituting "The Denver Newspaper Agency LLP, a Delaware limited liability partnership" for any and all references to "Denver Post Production Facilities LLC, a Delaware limited liability company," (ii) substituting "the LLP" for any and all references to "the LLC" and (iii) removing any and all references to the LLC changing its name to "The Denver Newspaper Agency LLP." This Section 1(a) is intended to reflect in the Original Agreement the conversion of Denver Post Production Facilities LLC into Denver Newspaper Agency LLP and, notwithstanding anything else to the contrary in this
     Section 1(a), shall be applied consistently with such intent.

          (b) The Original Agreement is hereby amended by adding the clause", as amended by that certain First Amendment to Contribution and Sale Agreement, dated January 22, 2001, by and among the Post Entities, Denver Publishing, and the LLP," after any reference therein to "The Denver Newspaper Agency Contribution and Sale Agreement."

         (c) The Original Agreement is hereby amended by deleting all references to "Limited Liability Company
     Operating Agreement" and replacing such references with "Limited Liability Partnership Agreement."

         (d) The Original Agreement is hereby amended by deleting in its entirety the form of Denver Newspaper Agency Limited Liability Company Operating Agreement attached as Exhibit B to the Original Agreement and replacing such Exhibit B with the form of Denver Newspaper Agency Limited Liability Partnership Agreement attached as Exhibit A hereto.

         (e)  The Original Agreement is hereby amended by deleting
     Section 1.13 in its entirety and replacing it with the following:

              " 1.13 Limitation on Assumption of Liabilities. On the Effective Date, the LLP shall assume and be responsible for only those liabilities or obligations of Denver Post and Denver Publishing that are specifically contemplated by this Agreement and The Denver Newspaper Agency Contribution and Sale Agreement to be assumed by the LLP and for no others. In addition to any liabilities which may be defined as Denver Post Excluded Liabilities or Denver Publishing Excluded Liabilities in The Denver Newspaper Agency Contribution and Sale Agreement, the liabilities to be assumed by the LLP on the Effective Date shall not include any of the following liabilities (all of which shall hereinafter collectively be deemed "Excluded Liabilities"): All intercompany indebtedness, all indebtedness for borrowed money (other than capital leases related to the operations of The Denver Post or Denver Rocky Mountain
         News), all deferred tax liabilities of whatever nature, all accrued income or franchise tax liabilities, all liabilities for failure to perform or discharge in a timely manner prior to the Effective Date any liability to be assigned to the LLP as of the Effective Date hereof, all liabilities arising from any breach occurring prior to the Effective Date under any contract, license or other instrument to be assigned to the LLP as of the Effective Date, all liabilities arising from any litigation pending or threatened as of the Effective Date with respect to the operations of Denver Post or Denver Publishing or any assets to be transferred to the LLP as of the Effective Date, all liabilities arising out of any violations occurring prior to the Effective Date of any law or governmental regulation applicable to the operations of Denver Post or Denver Publishing or the assets being transferred to the LLP as of the Effective Date, and any current liabilities in the nature of accounts payable or other accrued liabilities; provided, however, the current liabilities shall exclude (i) the current portion of the capital leases relating to the respective operations of The Denver Post and Denver Rocky Mountain News and (ii) the unfulfilled portion of the prepaid subscription liabilities for each of The Denver Post and Denver Rocky Mountain News, and, thus, each shall not be included in the term "Excluded Liabilities".


              Denver Post and Denver Publishing, respectively, shall indemnify and hold the other party and the LLP harmless against any and all damage, loss and cost (including reasonable attorneys' fees) arising out of or related to any Excluded Liability or any other liability or obligation of the indemnifying party that is not to be assumed by the LLP as of the Effective Date pursuant to this Agreement or The Denver Newspaper Agency Contribution and Sale Agreement."

         (f) The Original Agreement is hereby amended by deleting Exhibit C and Exhibit D in their entirety and replacing them with Exhibit B attached hereto, with respect to Exhibit C in the Original Agreement, and Exhibit C attached hereto, with respect to Exhibit D in the Original Agreement.

          (g) Section 1.6(d) of the Original Agreement is hereby amended by (i) deleting the word "and" immediately before clause (d) of such Section 1.6(d), and (ii) adding the following language before the period at the end of such clause
     (d) of Section 1.6(d): "and (e) an amount equal to the Excluded Payables (as such term is defined in The Denver Newspaper Agency Limited Liability Partnership Agreement) shall be treated as if such Excluded Payables had been assumed by the LLP for all purposes of this Section 1.6."

     2. Representations and Warranties. Each of the parties hereto represents and warrants to each of the other parties hereto that the following statements are true and correct as of the date hereof:

          (a) Such party has all requisite corporate or limited liability company power and authority to execute and deliver this Amendment; and

         (b) The execution and delivery of this Amendment will not conflict with, violate, or result in the breach of any term or provision of, or immediately or with the giving of notice, the passage of time, or both, constitute a default or event of default under any agreement, indenture, deed of trust, mortgage, instrument, order, law, decree or regulation to which such person is a party.

     3. Miscellaneous.

         (a) This Amendment may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one Agreement.

         (b) This Amendment shall bind and inure to the benefit of the parties hereto, and their respective successors and assigns.

          (c) This Amendment shall be governed by and construed and interpreted in accordance with the substantive laws of the State of Delaware.


     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date and year first written above.

                             THE DENVER POST CORPORATION


                             By:
                             Name: Joseph J. Lodovic, IV
                             Title: Executive Vice President
                             and Chief Financial Officer

                             EASTERN COLORADO PRODUCTION
                             FACILITIES, INC.


                             By:
                             Name: Joseph J. Lodovic, IV
                             Title: Executive Vice President
                             and Chief Financial Officer



                             DENVER NEWSPAPER AGENCY LLP

                             By: The Denver Post Corporation


                                 By:
                                 Name: Joseph J. Lodovic, IV
                                 Title: Executive Vice President
                                 and Chief Financial Officer

                            By: The Denver Publishing Company


                                 By:
                                 Name:
                                 Title:


                            THE DENVER PUBLISHING COMPANY


                            By:
                            Name:
                            Title:









                    Joint Operating Agreement





                              Among


                  The Denver Post Corporation,

          Eastern Colorado Production Facilities, Inc.,

              Denver Post Production Facilities LLC

                               And

                  The Denver Publishing Company










                           Dated as of
                          May 11, 2000



                        TABLE OF CONTENTS



                            ARTICLE 1
                             The LLC

 1.1  Denver Post Production Facilities LLC.                       2
 1.2  Amendment and Restatement of Operating Agreement; Change
      of Name; Additional Capital Contribution by Denver Post.     3
 1.3  Sale of a Portion of Denver Post's Membership Interest in
      LLC to Denver Publishing; Initial Capital Contribution
      by Denver Publishing.                                        4
 1.4  Form of Additional Capital Contribution of Denver Post.      5
 1.5  Form of Initial Capital Contribution of Denver Publishing.   6
 1.6  Valuation of Certain Capital Contributions; Adjustment.      7
 1.7  Other Capital Contributions.                                 9
 1.8  Failure to Make Payments.                                   10
 1.9  Contracts, Leases, Permits and Commitments; Assumption.     10
 1.10 Advertising Contracts.                                      12
 1.11 Subscription Contracts.                                     13
 1.12 Accounts Receivable.                                        13
 1.13 Limitation on Assumption of Liabilities.                    14
 1.14 Delivery of Books and Records.                              15
 1.15 Use of Facilities and Properties.                           15
 1.16 Employees.                                                  15
 1.17 Newsprint Purchases.                                        18
 1.18 Initial Activities of the LLC                               19

                            ARTICLE 2
                      Activities of the LLC

 2.1  Publication of Newspapers.                                  19
 2.2  Property Used.                                              21
 2.3  Editorial Independence.                                     22
 2.4  News and Editorial Services and Expenses.                   22
 2.5  Office Space.                                               27

                            ARTICLE 3
                 Quality of Content and Budgets

 3.1  Quality of Content.                                         27
 3.2  Budgets.                                                    28

                            ARTICLE 4
     Duties of LLC, Including Distribution of Available Cash

 4.1  Duties of LLC.                                              28
 4.2  Allocation of Profits or Losses and Distributions of Cash.  29
 4.3  Books and Records.                                          30
 4.4  Financial Statements.                                       30
 4.5  Auditors and Fiscal Year.                                   31
 4.6  Tax Returns.                                                32

                            ARTICLE 5
                        Governance of LLC

 5.1  Management Committee.                                       33
 5.2  The President and Chief Executive Officer.                  35
 5.3  Certain Other Matters.                                      35
 5.4  Compensation.                                               35

                            ARTICLE 6
                          Other Matters

 6.1  Representations and Warranties.                             35
 6.2  Certain Action.                                             37
 6.3  NPA Filing.                                                 37
 6.4  Announcements.                                              38
 6.5  Interim Covenants.                                          39

                            ARTICLE 7
                      Duration; Termination

 7.1  Term.                                                       41
 7.2  Termination of this Agreement; Dissolution of the LLC.      42
 7.3  Termination at End of Term.                                 44
 7.4 Transfers of Interests Under the Agreement and The Denver Newspaper Agency Limited Liability Company Operating
      Agreement.                                                  45

                            ARTICLE 8
                      Costs and Liabilities

 8.1  Responsibility for Costs.                                   46
 8.2  Nature of Relationship.                                     47
 8.3  Members' Individual Responsibilities.                       47
 8.4  LLC's Responsibility.                                       48
 8.5  Force Majeure.                                              48

                            ARTICLE 9
                          Miscellaneous

 9.1  Notices.                                                    49
 9.2  Non-Assignability.                                          50
 9.3  Entire Understanding.                                       51
 9.4  Headings.                                                   51
 9.5  Governing Law.                                              51
 9.6  Modifications.                                              51
 9.7  Severability.                                               51
 9.8  Specific Performance.                                       52
 9.9  No Third Party Beneficiaries.                               52


                            EXHIBITS

Exhibit A        Denver  Newspaper Agency Contribution and Sale
                 Agreement

Exhibit B        Denver  Newspaper  Agency Limited  Liability
                 Company Operating Agreement

Exhibit C        Denver  Newspaper Agency License for  Denver
                 Post Names and Denver Post Intangibles

Exhibit D        Denver  Newspaper Agency  License  for  News
                 Names and News Intangibles




                    JOINT OPERATING AGREEMENT



      This Joint Operating Agreement (hereinafter the "Agreement"

or  "The  Denver  Newspaper Agency Joint  Operating  Agreement"),

dated as of May 11, 2000, is entered into by and among The Denver

Post  Corporation,  a Delaware corporation ("Denver  Post"),  The

Denver   Publishing  Company,  a  Colorado  corporation  ("Denver

Publishing")  and  Denver  Post  Production  Facilities  LLC,   a

Delaware limited liability company.

     Denver Post currently publishes The Denver Post each weekday

and  weekend  morning,  in Denver, Colorado.   Denver  Publishing

currently  publishes Denver Rocky Mountain News each weekday  and weekend  morning, in Denver, Colorado.  Both The Denver Post  and

Denver Rocky Mountain News (each, hereinafter, a "Newspaper", and

both   hereinafter,  the  "Newspapers")  have  substantial   paid

circulations  in  the  Denver,  Colorado  metropolitan  area  and throughout the State of Colorado;

     Although The Denver Post generates operating profits, Denver

Rocky  Mountain News suffers substantial operating losses and  is currently in probable danger of financial failure;

      The  parties  to this Agreement believe that  the  probable failure  of  Denver Rocky Mountain News can be avoided  and  that both  Newspapers  can  be  published  profitably  in  the  future provided  that  (1)  they enter into a joint newspaper  operating arrangement  (a  "JOA")  pursuant to which  their  operating  and business  functions (but not their news and editorial  functions)

are  appropriately combined, (2) both The Denver Post and  Denver

Rocky  Mountain  News continue separately to  be  published  each weekday  morning, (3) a special edition of Denver Rocky  Mountain

News  is  published  each Saturday morning  containing  editorial pages  from both Denver Rocky Mountain News and The Denver  Post,

under  a  new,  joint masthead and (4) a special edition  of  The

Sunday  Denver  Post is published each Sunday morning  containing editorial  pages  from  both The Denver  Post  and  Denver  Rocky

Mountain News, under a new joint masthead;

      Accordingly, the parties have agreed to enter into a  joint newspaper  operating arrangement, which they  believe  meets  the requirements of and is entitled to the protection afforded by the

Newspaper Preservation Act, 15 U.S.C. 1801 et seq. ("NPA").   The

parties  have determined that such an arrangement will serve  not only  their  best  interests, but also those of their  employees,

their  subscribers, their advertisers and the  communities  which they serve.

      NOW, THEREFORE, in consideration of the premises and of the mutual  covenants  and  agreements  hereinafter  set  forth,  the parties agree as follows:



                            ARTICLE 1
                             The LLC


     1.1  Denver Post Production Facilities LLC.

   Prior to the execution of this Agreement, Denver Post and  its wholly  owned subsidiary, Eastern Colorado Production Facilities,

Inc.,  a  Delaware corporation ("Eastern Colorado"  and  together with  Denver Post the "Post Entities")) caused to be formed under the  laws  of  the State of Delaware a limited liability  company

named  "Denver Post Production Facilities LLC" (the "LLC").    In

exchange  for  its  and  Eastern Colorado's membership  interests therein,  Denver  Post itself and on behalf of  Eastern  Colorado

transferred   to  the  LLC  the  following  assets  (hereinafter,

collectively, "Denver Post Initial Capital Contribution"):

           (a)   all real property and all appurtenances  thereto

and  equipment  thereon  located  at  4495  Fox  Street,  Denver,

Colorado  (hereinafter, collectively the "Denver Post  Production

Facility"); and,

           (b)  all furniture, fixtures, improvements, equipment,

machinery, parts, computer hardware, tools, printing presses  and other  tangible  property located at the Denver  Post  Production

Facility  other  than  vehicles,  leased  personal  property  and

Inventory  (as  defined in the Contribution  and  Sale  Agreement appended as Exhibit A hereto).



      1.2   Amendment  and  Restatement of  Operating  Agreement;

Change of Name; Additional Capital Contribution by Denver Post.

           (a)  As of the Effective Date, as hereinafter defined,

the  Post Entities and the LLC shall jointly and severally  cause the  LLC to change its name to "The Denver Newspaper Agency LLC,"

to  amend  and restate the LLC's operating agreement in the  form appended  as Exhibit B hereto (hereinafter "The Denver  Newspaper

Agency  Limited Liability Company Operating Agreement"),  and  to

cause to be made to and received by the LLC an additional capital contribution  from  Denver  Post, hereinafter  the  "Denver  Post

Additional  Capital  Contributions," in  the  form  described  in

Section 1.4 of this Agreement.

           (b)   Concurrently with the foregoing,  Post  Entities

shall also assign to the LLC, and the LLC shall assume and become fully  liable  for,  all  of  the  liabilities  relating  to  the operation  of The Denver Post and/or the Denver Post  Contributed

Assets which are defined as "Denver Post Assumed Liabilities"  in

Section 2.3 of The Denver Newspaper Agency Contribution and  Sale

Agreement  (hereinafter  collectively  also,  the  "Denver   Post

Assumed  Liabilities").  Upon the LLC's assumption of the  Denver

Post  Assumed  Liabilities, Denver Post  shall  have  no  further obligation or liability with respect thereto, and the  LLC  shall pay  and discharge all such assumed liabilities in full and in  a timely manner.

           (c)   As used in this Agreement, the "Effective  Date"

shall  be  the  first business day of the first month  commencing following  the later of (i) the day on which the written  consent of  the  Attorney General of the United States becomes effective,

as  provided in Section 4(b) of the NPA, and in Section 48.14  of

the  Regulations under the NPA (28 CFR 48.1), and as contemplated by  Section 6.3 of this Agreement, provided that no injunction or restraining  order  shall then be in effect  which  restrains  or prohibits  the carrying out of this Agreement or the consummation of  any  of the transactions contemplated hereby and all  of  the material  conditions for the closing of such  transactions  shall

then  have  been  satisfied,  or  (ii)  if  such  injunction   or

restraining  order is in effect, the first day  on  which  it  is removed  or eliminated without further right of appeal,  and  all such conditions have been satisfied.



      1.3  Sale of a Portion of Denver Post's Membership Interest

in  LLC  to  Denver Publishing; Initial Capital  Contribution  by

Denver Publishing.

           (a)   Immediately following the implementation of  the

various  matters described and set forth in Section  1.2,  Denver

Publishing shall (x) in exchange for a Percentage Interest  equal to  Sixty Million Dollars ($60,000,000) divided by the then  fair market value of the net assets of the LLC, pay to Denver Post the cash sum of Sixty Million Dollars ($60,000,000), hereinafter  the

"Purchase Price" and (y) make an initial capital contribution  to the  LLC,  hereinafter  the  "Denver Publishing  Initial  Capital

Contribution,"  in  the form set forth in  Section  1.5  of  this

Agreement  such  that  after  such contribution,  the  Percentage

Interests in the LLC shall be 50% for Denver Publishing, 49%  for

Denver Post and 1% for Eastern Colorado.

          (b)  Concurrently with the foregoing, Denver Publishing

shall  assign to the LLC, and the LLC shall, except as  otherwise provided  in this Agreement, assume and become fully liable  for,

all of the liabilities relating to the operations of Denver Rocky

Mountain  News  and/or the Denver Publishing  Contributed  Assets

which  are defined as "Denver Publishing Assumed Liabilities"  in

Section 3.3 of The Denver Newspaper Agency Contribution and  Sale

Agreement  (hereinafter collectively also, the "Denver Publishing

Assumed  Liabilities").  Upon the LLC's assumption of the  Denver

Publishing Assumed Liabilities, Denver Publishing shall  have  no further obligation or liability with respect thereto, and the LLC shall pay and discharge all such assumed liabilities in full  and in a timely manner.



     1.4  Form of Additional Capital Contribution of Denver Post.

           (a)   Denver  Post's  Additional Capital  Contribution

shall consist of the cash sum of One Million Dollars ($1,000,000)

and  all  of  its  rights,  title, and  interest  not  previously contributed  to  the  LLC in and to the specific  properties  and assets  currently  used or held for use in  connection  with  the production  and publication of The Denver Post which are  defined as the "Additional Denver Post Contributed Assets" in Section 2.1

of  The  Contribution and Sale Agreement of  even  date  herewith entered  into  by  the parties hereto (hereinafter,  "The  Denver

Newspaper  Agency  Contribution  and  Sale  Agreement"  and  also hereinafter  collectively the "Additional Denver Post Contributed

Assets").  A copy of The Denver Newspaper Agency Contribution and

Sale Agreement is appended as Exhibit B to this Agreement.

           (b)   The assets defined in Section 2.2 of The  Denver

Newspaper Agency Contribution and Sale Agreement as "Denver  Post

Excluded  Assets" shall not constitute any part of the Additional

Denver  Post  Contributed Assets but shall  remain  the  separate property  of  Denver  Post  from and after  the  Effective  Date.

Notwithstanding the foregoing, Denver Post shall grant to the LLC a  royalty-free license with respect to such of the  Denver  Post

Excluded Assets as are defined as the Denver Post Names  and  the

Denver  Post  Intangibles in Section 2.2 of The Denver  Newspaper

Agency Contribution and Sale Agreement.  Such license shall be in the form attached hereto as Exhibit C, which shall be executed by

Denver Post and delivered to the LLC on the Effective Date.



       1.5   Form  of  Initial  Capital  Contribution  of  Denver

Publishing.

           (a)   Denver Publishing's Initial Capital Contribution

shall consist of the cash sum of One Million Dollars ($1,000,000)

and all of its rights, title, and interest in and to the specific properties and assets used or held for use in connection with the production  and publication of Denver Rocky Mountain  News  which are  defined as "Denver Publishing Contributed Assets" in Section

3.1   of  The  Denver  Newspaper  Agency  Contribution  and  Sale

Agreement  (hereinafter collectively also, the "Denver Publishing

Contributed Assets").

           (b)   The assets defined in Section 3.2 of The  Denver

Newspaper  Agency  Contribution and  Sale  Agreement  as  "Denver

Publishing Excluded Assets" shall not constitute any part of  the

Denver  Publishing  Contributed  Assets  but  shall  remain   the

separate  property  of  Denver  Publishing  from  and  after  the

Effective Date.  Notwithstanding the foregoing, Denver Publishing shall  grant  to the LLC a royalty-free license with  respect  to such  of the Denver Publishing Excluded Assets as are defined  as the  News  Names and the News Intangibles in Section 3.2  of  The

Denver  Newspaper Agency Contribution and Sale  Agreement.   Such

license shall be in the form attached hereto as Exhibit D,  which shall  be executed by Denver Publishing and delivered to the  LLC on the Effective Date.



     1.6  Valuation of Certain Capital Contributions; Adjustment.

           (a)  Subject to the making of the True-Up Contribution

(as  hereinafter defined), each of the parties to this  Agreement agrees,  for  all  purposes with respect to this  Agreement,  The

Denver  Newspaper  Agency  Limited  Liability  Company  Operating

Agreement and The Denver Newspaper Agency Contribution  and  Sale

Agreement,  that the fair market value of (i) Denver  Post's  and

Eastern  Colorado's  aggregate  Initial  and  Additional  Capital

Contributions and aggregate capital account balances and (ii) the

Purchase   Price   and   Denver  Publishing's   Initial   Capital

Contribution and capital account balance, shall be deemed  to  be equal.

          (b)  To the extent that the aggregate value, determined

(except  as  hereinafter expressly provided) in  accordance  with generally accepted accounting principles consistently applied, of the  working  capital contributed to the LLC as of the  Effective

Date  by  each  of  Post  Entities and  Denver  Publishing  as  a consequence of Post Entities' Additional Capital Contribution and

Denver  Publishing's  Initial Capital Contribution  differs,  the party  whose working capital contribution is the lesser in  value shall  promptly following the final determination of  such  value

(as  hereinafter  provided) contribute to the LLC  an  additional cash sum (the "True-Up Contribution") equal to the difference  in value  of  the parties' respective working capital contributions.

Once  made, such True-Up Contribution shall be deemed to be  part of  the  capital  contribution of the party making  such  True-Up

Contribution  and aggregate capital contributions  and  aggregate capital  accounts of the Post Entities shall be deemed  equal  to

the   capital   contribution  and  capital  account  of  Denver

Publishing.

           (c)   For  purposes of determining the amount  of  any

required True-Up Contribution, the determination of the value  of the  working  capital contributed to the LLC as of the  Effective

Date  by  each  of  Denver Post and Denver  Publishing  shall  be determined  by  the party making such contribution  upon  written notice  to  the other parties to this Agreement and the  LLC  not later  than one hundred fifty (150) days following the  Effective

Date.

           (d)   Except  as expressly hereinafter provided,  such

determination shall be similarly made with respect to both Denver

Post  and  Denver Publishing, on the basis of generally  accepted accounting principles consistently applied.  Notwithstanding  the foregoing, for the purpose of such calculations (a) all newsprint inventories of Denver Post and Denver Publishing shall be  valued at  book  value  (without any corporate or  other  mark-up),  (b)

current  liabilities  shall include  the  present  value  of  all capital  leases  relating  to the respective  operations  of  The

Denver  Post and Denver Rocky Mountain News (provided,  that  for such  purpose  The  New York Times press lease  relating  to  The

Denver  Post  shall not be considered a capital  lease  for  this purpose  as  long  as the revenues derived by the  LLC  from  the future  operations  of this press (excluding  current  commercial printing  jobs currently printed elsewhere by Denver Post)  equal or  exceed  payments by the LLC for such years pursuant  to  such lease),  and  (c) all trade accounts receivable shall  be  valued based upon the actual collections of the LLC with respect thereto during the 120 day period immediately following the Closing (with no value being attributed to any receivables remaining unpaid 120 days  following  the Closing, provided that any  sums  thereafter

collected   with  respect  to  such  receivables   shall   belong

exclusively to the party assigning such receivables to the  LLC),

and  (d)  the  unfulfilled  portion of the  prepaid  subscription liabilities for each of The Denver Post and Denver Rocky Mountain

News  as of the Effective Date shall each be valued based upon  a value  of Twenty-Five Cents ($0.25) for each copy of the  weekday and  Saturday  editions of each Newspaper and One Dollar  ($1.00)

for each copy of each Sunday edition of each Newspaper due to  be delivered subsequent to the Effective Date.

           (e)   If  either  party objects to the  other  party's

determination of the amount of working capital it contributed  to the  LLC, such objection shall be communicated in writing to  all of  the other parties to this Agreement and the LLC within forty-

five  (45)  days  of  receipt of such  determination.   All  such

objections shall be referred for final resolution to  a  firm  or firms  of independent auditors chosen by mutual agreement of  the independent auditors of the parties.  All of the parties to  this

Agreement and the LLC shall receive written notification  of  the independent  auditor's final determination of the value  of  such party's  working capital contribution (determined in  the  manner provided  in  this  Agreement) within thirty (30)  days  of  such referral.



     1.7  Other Capital Contributions.

   In  the  event that the LLC shall subsequent to the  Effective

Date require funds other than the capital contributions described in  Sections  1.4  and 1.5 of this Agreement for  any  authorized business  purpose, all such funds, unless obtained  from  outside sources (subject to Section 5.1, hereof), shall be contributed by

Denver Post and Denver Publishing on identical terms and in equal

shares,  when  and  as  such  additional  contributions  may   be

authorized as provided in Sections 5.1 or 8.1(c) hereof.



     1.8  Failure to Make Payments.

   If  (i) either Denver Post or Denver Publishing (a "Defaulting

Party")  fails to make to the LLC any payment required hereunder,

or  under the terms of either The Denver Newspaper Agency Limited

Liability  Company  Operating Agreement or The  Denver  Newspaper

Agency  Contribution  and  Sale  Agreement,  including,  but  not limited  to,  any  properly authorized capital contribution,  the other  party  (the "Non-Defaulting Party") may  lend  the  amount thereof to the LLC on behalf of the Defaulting Party, or (ii) the

Defaulting  Party  breaches any of its other obligations  to  the

LLC,  the  other party may cure such breach.  In any such  event,

(x)  no  distributions shall thereafter be made to the Defaulting

Party  by  the LLC pursuant to Section 4.1(c) hereof or otherwise until  the full amount of such loan that was made or incurred  by the  Non-Defaulting Party, plus interest from the date of default to  the date(s) of such repayment(s) at a rate per annum equal to the  rate announced from time to time by The Bank of New York  as its  prime  or reference rate has been paid in full to  the  Non-

Defaulting  Party by the Defaulting Party and (y)  and  all  such distributions  which  are  thus withheld  by  the  LLC  from  the

Defaulting Party shall instead concurrently be paid by the LLC to the Non-Defaulting Party in repayment of such party's loan.



     1.9  Contracts, Leases, Permits and Commitments; Assumption.

   On  the Effective Date, Denver Post and Denver Publishing each will  make  available  to  the  LLC,  by  way  of  assignment  or otherwise,  and  will thereafter permit the  LLC  to  assume  and

perform,   all   contracts,  leases,  permits   and   commitments

(collectively, the "Contracts") relating to the operations of The

Denver Post or Denver Rocky Mountain News and/or the Denver  Post

Contributed  Assets  or the Denver Publishing Contributed  Assets

exclusive of:  (a) those Contracts described in Section 1.4(b) or

Section 1.5(b) hereof, (b) those Contracts defined as Denver Post

Excluded   Assets,  Denver  Post  Excluded  Liabilities,   Denver

Publishing   Excluded   Assets  or  Denver  Publishing   Excluded

Liabilities in The Denver Newspaper Agency Contribution and  Sale

Agreement,  (c)  any  other Contracts which relate  to  the  news and/or  editorial functions of The Denver Post  or  Denver  Rocky

Mountain  News  (except as may otherwise be  otherwise  expressly provided  herein  or in The Denver Newspaper Agency  Contribution and  Sale  Agreement), and (d) those advertising or  subscription

Contracts  described in Sections 1.10 or 1.11  hereof  (hereafter collectively, the "Excluded Contracts").  To the extent that  any one  or  more of the Contracts to be assigned to the LLC  may  be assignable  only with the consent or consents of  third  persons,

Denver  Post  and Denver Publishing agree to use  all  reasonable efforts to procure such consent or consents, in cooperation  with the  LLC,  by  the  Effective Date or as soon  thereafter  as  is reasonably  practicable.  Except as may otherwise be provided  in

Section 1.13 hereof, the LLC shall be responsible for, and  shall pay, any cancellation charges or other liabilities of Denver Post or Denver Publishing under any Excluded Contract. Notwithstanding the  foregoing or any other provision of this Agreement, the  LLC shall not, by virtue of the foregoing, be required hereby, as  of or  subsequent  to  the Effective Date, to  assume  or  otherwise

perform  any  Contract  (including,  but  not  limited   to   any

collective  bargaining agreement other than  any  such  agreement that  requires assignment and assumption in connection  with  the transactions contemplated hereby) if the Management Committee (by

Absolute Majority Vote) determines such assumption is not in  the

LLC's  best  interest;  provided, that  any  Contract  which  the

Management Committee determines not to assume shall be deemed  an

Excluded Contract for the purpose of the preceding sentence.



     1.10 Advertising Contracts.

  In order to implement the Licenses granted pursuant to Exhibits

C  and  D  hereto,  Denver Post and Denver Publishing  each  will deliver  to  the  LLC (a) on the Effective Date (subject  to  any required  approval  from the Attorney General),  the  advertising information required by their respective Licenses, and (b) within

10  days after the Effective Date, a list of the amount of  space used,  up  to but not including the Effective Date, by each  such advertiser.  The LLC will use such efforts as it deems reasonable

and   appropriate  to  fulfill  and  complete  such   advertising

contracts  and commitments requiring performance on or subsequent to the Effective Date, and shall have the exclusive right to make such  modifications or short ratings or cancellations thereof  as

it   deems  reasonable  and  appropriate  and  shall,  except  as otherwise provided in Section 1.13 hereof, indemnify Denver  Post or  Denver  Publishing  with respect to all  liabilities  arising

thereunder for all periods subsequent to the Effective Date.   By

the  Effective  Date, each of Denver Post and  Denver  Publishing

shall   independently  develop  standards  for  determining   the

acceptability  of advertising for subsequent publication  in  its

Newspaper  (with Denver Publishing developing standards  for  the

Saturday  Edition  and Denver Post developing standards  for  the

Sunday  Edition), and the LLC shall subsequent to  the  Effective

Date  apply  those standards in determining the acceptability  of advertising copy for subsequent publication in such Newspaper.



     1.11 Subscription Contracts.

  In order to implement the Licenses granted pursuant to Exhibits

C  and  D  hereto, on the Effective Date (subject to any required approval  from  the  Attorney General), Denver  Post  and  Denver

Publishing  each will deliver and make available to the  LLC  all subscription  contracts  then relating to  The  Denver  Post  and

Denver   Rocky  Mountain  News,  respectively.   The   LLC   will

subsequent  to the Effective Date use such efforts  as  it  deems reasonable  and  appropriate  to fulfill  and  perform  all  such subscription  contracts for the regular weekday editions  of  The

Denver  Post  and  Denver  Rocky  Mountain  News,  and  may,   if

necessary,   use   such  efforts  as  it  deems  reasonable   and

appropriate  to fulfill and perform such contracts by  delivering subsequent to the Effective Date the Saturday Edition (as defined in  Section  2.1 hereof), to all subscribers who will accept  the same  in substitution for the pre-Effective Date Saturday edition of  The Denver Post and the Sunday Edition (as defined in Section

2.1  hereof)  to  all  subscribers who will accept  the  same  in substitution for the pre-Effective Date Sunday edition of  Denver

Rocky Mountain News.



     1.12 Accounts Receivable.

  Between the date hereof and the Effective Date, Denver Post and

Denver  Publishing  shall use all reasonable efforts,  consistent with  past  practices,  to collect their respective  advertising,

circulation  and other trade accounts receivable arising  out  of the  publication  of The Denver Post, and Denver  Rocky  Mountain

News  ("Accounts Receivable").  On and after the Effective  Date,

the  LLC  shall  have  the  sole right to  collect  all  Accounts

Receivable,  and  to  use  such  methods  with  respect  to  such collection,  including settlement, compromise or  litigation,  as the LLC shall determine.



     1.13 Limitation on Assumption of Liabilities.

   On the Effective Date, the LLC shall assume and be responsible for  only  those  liabilities or obligations of Denver  Post  and

Denver  Publishing  that are specifically  contemplated  by  this

Agreement and The Denver Newspaper Agency Contribution  and  Sale

Agreement  to  be  assumed by the LLC  and  for  no  others.   In

addition  to any liabilities which may be defined as Denver  Post

Excluded Liabilities or Denver Publishing Excluded Liabilities in

The  Denver Newspaper Agency Contribution and Sale Agreement, the

liabilities to be assumed by the LLC on the Effective Date  shall not  include any of the following liabilities (all of which shall

hereinafter collectively be deemed "Excluded Liabilities"):   All

intercompany  indebtedness, all indebtedness for  borrowed  money

(other  than  capital  leases related to the  operations  of  The

Denver  Post  or  Denver Rocky Mountain News), all  deferred  tax liabilities  of whatever nature, all accrued income or  franchise tax  liabilities,  all  liabilities for  failure  to  perform  or discharge  in  a  timely manner prior to the Effective  Date  any liability  to  be  assigned to the LLC as of the  Effective  Date hereof,  all liabilities arising from any breach occurring  prior to  the  Effective  Date  under any contract,  license  or  other instrument  to  be assigned to the LLC as of the Effective  Date,

all liabilities arising from any litigation pending or threatened as of the Effective Date with respect to the operations of Denver

Post or Denver Publishing or any assets to be transferred to  the

LLC  as of the Effective Date and all liabilities arising out  of any  violations occurring prior to the Effective Date of any  law or governmental regulation applicable to the operations of Denver

Post or Denver Publishing or the assets being transferred to  the

LLC as of the Effective Date.

      Denver  Post  and  Denver Publishing,  respectively,  shall indemnify  and hold the other party and the LLC harmless  against

any   and   all  damage,  loss  and  cost  (including  reasonable

attorneys'  fees)  arising  out of or  related  to  any  Excluded

Liability   or   any  other  liability  or  obligation   of   the

indemnifying party that is not to be assumed by the LLC as of the

Effective Date pursuant to this Agreement or The Denver Newspaper

Agency Contribution and Sale Agreement.



     1.14 Delivery of Books and Records.

   As  of  the  Effective Date, Denver Post and Denver Publishing

each  will  deliver to the LLC such of their books, records,  and files  (not  including general books of account) and  circulation and advertising accounts receivables ledgers and accounts payable ledgers  relating  to  The Denver Post or Denver  Rocky  Mountain

News, whether or not heretofore expressly referred to herein,  as may  be reasonably required in connection with the collection  of accounts  receivable and the payment of assumed  liabilities  and the  production, marketing, and circulation of the newspapers  to be produced, marketed, and circulated hereunder by the LLC.



     1.15 Use of Facilities and Properties.

   Upon  and subsequent to the Effective Date the properties  and assets  theretofore or thereupon contributed to the LLC by Denver

Post  and  Denver  Publishing  shall  be  retained  and  used  in connection  with  the  joint operating  arrangement  contemplated hereby,  except  as  the Management Committee shall  by  Absolute

Majority Vote determine otherwise.



     1.16 Employees.

          (a)  Commencing as of the Effective Date, The President

and  Chief  Executive  Officer of the  LLC  shall  determine  the staffing  levels  required  for the LLC's  operations  and  shall

retain   employees   to   perform  non-news   and   non-editorial

operations, including those employees and former employees of The

Denver Post and Denver Rocky Mountain News, as the President  and

Chief   Executive   Officer  shall  deem  reasonably   necessary,

appropriate  or  desirable to perform the LLC's operations.   The

President and Chief Executive Officer shall select those  persons which  he or she in his or her reasonable judgment determines  to be  qualified persons, including persons from the staffs  of  The

Denver Post and Denver Rocky Mountain News, consistent with  such legal and contractual obligations which may apply to the LLC, and shall  not  be obligated by this Agreement or any other agreement entered into by and between Denver Post and Denver Publishing  to choose  an equal number of employees from, or any specific number of  employees  from,  The Denver Post and Denver  Rocky  Mountain

News.   Each Newspaper shall continue, however, to be responsible

for  the selection, hiring, and employment of the employees  used in its own news and editorial operations.

           (b)   To  the  extent  that the  President  and  Chief

Executive Officer does offer employment to persons then  employed by  The  Denver  Post  or  Denver  Rocky  Mountain  News,  it  is

contemplated  that  such employment will be  offered  upon  terms substantially comparable to those applicable to their  employment by The Denver Post or Denver Rocky Mountain News.

          (c)  Upon the hiring of any such employee of The Denver

Post  or Denver Rocky Mountain News, the LLC alone shall  on  and

after   the  Effective  Date  be  solely  responsible   for   all

obligations and incurred costs (whether arising under  collective bargaining agreements, individual employment agreements, employee benefit  or welfare plans, severance policies or arrangements  or otherwise)  relative  to  the future employment,  termination  or retirement of such employees.

           (d)   The  LLC  shall also be solely  responsible  for

indemnifying both Denver Post and Denver Publishing in full  with respect  to  any  WARN  Act, severance or other  liability  which arises  as a consequence of the LLC's failure to offer employment as  of  the  Effective Date to any person then  employed  by  The

Denver  Post  or Denver Rocky Mountain News (other than  news  or editorial staff employees) upon terms substantially comparable to those applicable to their employment by The Denver Post or Denver

Rocky Mountain News.

           (e)  Upon and subsequent to the Effective Date, Denver

Post and Denver Publishing shall remain independently responsible for  all  obligations and incurred costs relating to all  persons thereafter employed relative to the news and editorial staffs  of

The  Denver  Post or Denver Rocky Mountain News.  To  the  extent such  costs  are in the first instance paid by the LLC,  the  LLC shall  be  reimbursed for such costs by Denver  Post  and  Denver

Publishing,   respectively,  in  connection  with   the   monthly

distribution  to  such  parties  of  Net  Available   Cash   From

Operations, as set forth in Article 4 of this Agreement.

           (f)   Subject to arrangements made by Denver Post  and

Denver  Publishing prior to the Effective Date and the  authority of  the Management Committee, from and after the Effective  Date,

the President and Chief Executive Officer shall, commencing as of the  Effective Date,  have sole and exclusive authority to handle all labor relations matters with respect to all non-news and non-

editorial employees of the LLC.  All labor relations matters with respect to employees in the news and editorial departments of The

Denver  Post and Denver Rocky Mountain News shall be  handled  by

(and  shall  be within the authority of) Denver Post  and  Denver

Publishing, as the case may be.

          (g)  (i)  It is the intention of Denver Post and Denver

     Publishing  that  those persons who have been  employees  of

     Denver   Post,   Denver  Publishing  or   their   respective

     Affiliates and who become employees of the LLC in connection with  the  transactions contemplated  hereby  shall  receive employee  benefits substantially comparable  to  those  they would  have  received if they had remained with their  prior employer.  The parties will endeavor to design and implement

     employee   benefits  plans  and  arrangements   that   shall

     accomplish  this  result, subject to  collective  bargaining

     requirements.    After  consultation  with  the   Management

     Committee,  the President and Chief Executive  Officer  will have the authority to cause to be adopted benefit plans  and arrangements  that  will in his or her  reasonable  judgment accomplish this result.

                (ii) Denver Post and Denver Publishing shall  not

     (nor  shall  they permit any of their respective  Affiliates

     to)  pay  (or defer to the account of) any officer or  other employee  of  the  LLC (including, without  limitation,  the

     President   and  Chief  Executive  Officer)  any   form   of

     compensation, remuneration or reimbursement, with respect to any  period  on  or  after the date  of  such  officer's  or employee's employment by the LLC, without the consent of the other Member.



     1.17 Newsprint Purchases.

   Commencing as of the Effective Date, each of Denver  Post  and

Denver  Publishing  shall for each fiscal  year  of  the  LLC  be responsible  for providing to the LLC at its cost (as hereinafter defined) one-half of the newsprint needs of the LLC as reasonably

forecast  and  determined  by  the  LLC's  President  and   Chief

Executive  Officer.  For such purposes, Denver Post's and  Denver

Publishing's costs shall be deemed to be the average  price  paid for Denver deliveries by each entity (without any corporate mark-

up) pursuant to newsprint contracts or otherwise.  If Denver Post and/or  Denver  Publishing shall for  any  reason  be  unable  to fulfill  such  obligations,  the President  and  Chief  Executive

Officer  shall secure such additional newsprint as he  determines may be needed from whatever source he deems appropriate.



     1.18 Initial Activities of the LLC.

   The  activities of the LLC prior to the Effective  Date  shall include the provision of publishing services to the Post Entities and  planning for implementation of the joint newspaper operating arrangement contemplated by this Agreement and shall  be  limited to  activities that do not require the prior written  consent  of the  Attorney General.  Prior to the Effective Date,  nothing  in this Agreement, the Limited Liability Company Operating Agreement

or  The  Denver Newspaper Agency Contribution and Sale  Agreement

shall limit competition between Denver Post and Denver Publishing or  their  Affiliates or business ventures or  activities  Denver

Post and Denver Publishing or their Affiliates may legally pursue together.



                            ARTICLE 2
                      Activities of the LLC

     The  parties agree as follows with respect to the activities of  the LLC and their own activities from and after the Effective

Date:



     2.1  Publication of Newspapers.

           (a)   The  LLC  shall at its expense  print,  produce,

distribute,  and market (both as to circulation and  advertising)

The  Denver  Post (in broadsheet format) each weekday and  Sunday morning  and  Denver Rocky Mountain News (in tabloid format  with such  news  sections  in broadsheet format as  Denver  Publishing chooses  to  include,  consistent with  current  practices)  each weekday  morning  and  (in  tabloid  format  with  conversion  to broadsheet  format  as  soon  as reasonably  practicable  from  a production standpoint in the judgment of the Management Committee acting  by  Absolute  Majority Vote) each Saturday  morning,  and shall  otherwise jointly or separately exploit as  it  determines appropriate the advertising and/or news content of either or both

publications,  by  mail,  private  delivery  and/or  such   other

technologies  as  the  LLC  may  from  time  to  time   determine

appropriate,  subject to any separate agreements which  may  have been  entered  into prior to the Effective Date  (as  hereinafter

defined)  by and between Denver Post and Denver Publishing.   The

Saturday and Sunday editions of the Newspapers published  by  the

LLC shall contain editorial pages and selected features from each of  Denver Rocky Mountain News and The Denver Post.  The Saturday

edition shall be published under a joint masthead to which Denver

Post  and  Denver Publishing shall mutually agree (the  "Saturday

Edition").  The Sunday edition shall be published under  a  joint masthead  to which Denver Post and Denver Publishing  shall  also mutually agree (the "Sunday Edition").

           (b)   The  LLC shall control, supervise,  manage,  and

perform  all  operations  (other than news/editorial  operations)

involved in printing, producing, distributing, and marketing  the

Newspapers;  shall determine the edition times after consultation with  the  respective editors of such Newspapers; shall  purchase materials,  supplies,  and national supplements  as  appropriate;

shall  solicit  and  sell advertising space in  such  Newspapers;

shall,  subsequent  to the Effective Date, collect  all  accounts receivable, whether such accounts receivable come into  existence prior  to,  on  or  after  the Effective  Date;  shall  establish

circulation   and   advertising  rates   (but   not   advertising

acceptability standards) for such Newspapers; and shall make  all determinations and decisions and do any and all acts  and  things

necessarily    connected    with   the   foregoing    activities.

Additionally,  the  cost of performing these functions  shall  be borne by the LLC.

           (c)   The LLC will promote circulation and advertising

to  enhance or improve the circulation and advertising  sales  of each  Newspaper and to allow each Newspaper to achieve  its  full market potential.

          (d)  The LLC shall distribute such TMC product relative

to the Denver market as it determines appropriate.

           (e)   The LLC may also engage in any non-news and non-

editorial  activities  that would be  appropriate  for  a  single newspaper  publisher,  including but not  limited  to  commercial printing  and  all other activities determined by the  Management

Committee  to  be  consistent with the LLC's  principal  business

purpose.   Non-news and non-editorial activities with respect  to

any  Newspapers published within the State of Colorado by  Denver

Post, Denver Publishing or their Affiliates other than The Denver

Post or Denver Rocky Mountain News shall, to the extent permitted by  law, include such joint advertising sales, joint subscription sales, joint delivery or other services as the LLC may from  time

to   time  determine  to  be  appropriate,  upon  terms  mutually agreeable to both Denver Post and Denver Publishing.



     2.2  Property Used.

   In  producing and carrying on the businesses of the Newspapers under  this  Agreement, the LLC shall print such  Newspapers  and

conduct   all  operations  under  this  Agreement,   except   the

operations  of  the  news and editorial departments  of  the  two

Newspapers, with the LLC's equipment and from the LLC's plant  or plants,  or  from the plant or plants of independent  contractors

selected  by  the  LLC.   The LLC may also utilize  the  Licenses

granted  to it to the extent necessary to carry on the activities of the LLC pursuant to this Agreement.



     2.3  Editorial Independence.

  Preservation of the editorial independence of each Newspaper is the  essence of this Agreement.  To this end, subsequent  to  the

Effective  Date, the news and editorial material for editions  of

The  Denver  Post shall be gathered, prepared, and  laid  out  by

Denver  Post and the news and editorial material for editions  of

Denver Rocky Mountain News shall be gathered, prepared, and  laid out  by  Denver Publishing.  The Denver Post's and  Denver  Rocky

Mountain  News' news and editorial staffs and news and  editorial policies  shall  be independent of each other  and  of  the  LLC.

Without limiting the generality of the foregoing, Denver Post and

Denver  Publishing  each  shall  have  the  exclusive  right   to

determine  the  editorial format, dress,  layout,  and  news  and feature content of editions of its Newspaper published subsequent to  the  Effective Date.  All personnel responsible for the  news and  editorial content of The Denver Post shall be  employees  of

Denver  Post and shall be subject to the direction and  authority of  Denver Post, and all personnel responsible for the  news  and

editorial  content  of  Denver  Rocky  Mountain  News  shall   be

employees  of  Denver  Publishing and shall  be  subject  to  the direction and authority of Denver Publishing.



     2.4  News and Editorial Services and Expenses.

            (a)   Commencing  as  of  the  Effective  Date,  each

Newspaper  shall  maintain an adequate staff of news,  editorial,

and  photographic employees, and shall furnish the  LLC  complete news  and  editorial services necessary and appropriate  for  the publication  of  such Newspaper in the manner  provided  in  this

Agreement.  Each Newspaper, in furnishing news and editorial copy and  like materials to the LLC for publication, shall conform  to the  mechanical  standards and limitations which prevail  at  the time of production in the plant or plants used by the LLC for the printing of such Newspaper, including press times established  by the LLC.

           (b)   In order to equitably distribute between  Denver

Post and Denver Publishing the cost of producing the news for its

Newspaper,   and   in   consideration  of  evolutionary   changes

(attributable to market demand) in the number of pages of various editions of the Newspapers, the LLC shall credit Denver Post  and

Denver Publishing for supplying news to fill basic newsholes (the

"Newshole") as follows:

               (i)   The  President  and Chief Executive  Officer

     shall  specify annually a news to advertising ratio for  the

     Monday through Friday editions in the aggregate (the "Weekly

     Ratio") which shall be the same for both The Denver Post and

     Denver Rocky Mountain News; and,

               (ii)  The  President and Chief  Executive  Officer

     shall  also specify annually separate and discrete  news  to advertising  ratios for the special edition of Denver  Rocky

     Mountain  News  to be published on Saturday  (the  "Saturday

     Ratio")  and the special edition of The Denver  Post  to  be published on Sunday (the "Sunday Ratio").

           (c)   During the Term of this Agreement, the  Newshole

for  each Newspaper shall be equivalent from week to week to that for  the  other Newspaper after adjustment for format (broadsheet

or  tabloid).   Denver  Post or Denver Publishing  may  elect  to

publish pages of news content in excess of its Newshole, provided that (1) the LLC has the production capacity to produce the pages as  scheduled, and (2) the Member which elects to publish  excess pages of news content shall be charged for the cost of production equal to a rate set annually by the President and Chief Executive

Officer  based on average set-up costs per page (the "Basic  Page

Charge")  multiplied  by  the number  of  excess  pages  of  news content,  plus  the average cost of newsprint,  ink,  labor,  and other  variable  costs  per  page (the  "Variable  Page  Charge")

multiplied  by the number of pages to be inserted and  multiplied by  the  number of copies printed in which the extra news content pages are inserted (the "Total Excess Page Charge").  There shall be  a  Basic Page Charge and a separate Variable Page Charge  for

those   editions  of  the  Newspapers  which  are  published   in

broadsheet and tabloid format, which shall be comparable for both

The Denver Post and Denver Rocky Mountain News.

           (d)   The President and Chief Executive Officer  shall

specify  annually allocations of editorial color and color  pages to  The  Denver Post and Denver Rocky Mountain News  (the  "Color

Allocations")  in  the  same proportions  that  the  color  pages published  by  The  Denver Post and Denver  Rocky  Mountain  News

individually  have to the total of color pages published  in  The

Denver  Post  and Denver Rocky Mountain News collectively  during the prior fiscal year.

           (e)   Denver  Post or Denver Publishing may  elect  to

publish  pages using color in excess of their Color  Allocations,

provided that (1) the LLC has the production capacity to  produce the  pages  using excess color as scheduled, and (2)  the  Member which elects to use excess color shall be charged for the cost of production  equal  to a rate set separately  for  broadsheet  and tabloid  editions of the Newspapers, determined on  a  comparable basis annually by the President and Chief Executive Officer based on  average  set  up  costs per page (the "Basic  Color  Charge")

multiplied by the number of pages on which the excess color is to be  used  plus the average cost of ink, labor, and other variable costs  per page (the "Variable Color Charge") multiplied  by  the number  of  pages on which the excess color is  to  be  used  and multiplied  by  the number of copies printed in which  the  extra color is used (the "Total Excess Color Charge").  The Basic Color

Charge and the Variable Color Charge shall be comparable for both

The Denver Post and Denver Rocky Mountain News.

           (f)   Denver  Post or Denver Publishing may  elect  to

publish  any  special  news section in  excess  of  its  Newshole provided that (i) the LLC has the production capacity to  produce the  pages  for  each  section as scheduled and  (ii)  the  party electing to publishing any such special section shall be  charged for  the cost of production thereof in excess of the Total Excess

Page Charge and the Total Excess Color Charge that such party  is required to bear under this Agreement.

           (g)  Except as adjusted by the charges contemplated in

Sections  2.4(c)  and  (e),  all Editorial  Expense  (as  defined hereafter) of the news and editorial functions of The Denver Post shall  be borne by Denver Post and all Editorial Expense  of  the news  and editorial functions of Denver Rocky Mountain News shall be  borne by Denver Publishing.  The term "Editorial Expense"  as used  in  this  Agreement (except as may otherwise  expressly  be provided herein or otherwise by Denver Post and Denver Publishing with  respect  to  the  Saturday and/or Sunday  editions  of  the

Newspapers) shall mean all costs and expenses associated with the news  and  editorial departments of The Denver  Post,  or  Denver

Rocky  Mountain  News,  as the case may  be,  including  but  not limited  to:  (i) compensation, retirement, pension,  health  and

death   benefits,  worker's  compensation  insurance,  and  group

insurance of news and editorial employees; (ii) severance pay  of news and editorial employees; (iii) travel and other expenses  of news  and editorial employees; (iv) press association assessments and  charges;  (v) charges for news services, photo services  and supplies, and editorial wire services; (vi) charges for the right to  publish  news and editorial features, comics, and other  news and  editorial  material of every kind and character;  (vii)  the cost  of  news  and  editorial materials,  printing,  stationery,

office   supplies,  and  postage  for  the  news  and   editorial

departments;   (viii)  donations  and  dues;  (ix)   telegraphic,

telephone, and long-distance telephone charges of such  news  and editorial  departments; the cost and expense of  maintaining  the operation  of  a  newspaper "morgue"; and (x) professional  fees;

provided,  however, that (a) the term "Editorial  Expense"  shall not  include the cost of unfurnished office space provided by the

LLC  pursuant to Section 2.5 hereof, which shall be  provided  at the  sole cost and expense of the LLC, and (b) equipment that  is an integral part of the production process even though located in

the    news   and   editorial   departments   of   a   Newspaper.

Notwithstanding  the foregoing, the following Editorial  Expenses for  the Saturday and Sunday editions of the Newspapers shall  be the  sole  responsibility of the LLC and if  paid  in  the  first instance  by  Denver Post or Denver Publishing shall be  promptly reimbursed  by  the  LLC:  (i) the cost  of  all  comics  in  the

Saturday and Sunday Newspapers, it being the anticipation of  the parties  that such Newspapers will have a substantially  expanded comics  section;  (ii)  all  costs  associated  with  the  Sunday television book (such book to bear the same joint masthead as the

Sunday  Edition);  (iii) the costs of weekly  stock  listings  or other  weekly  business data included in any Saturday  or  Sunday publications; and (iv) the cost of magazine supplements  such  as

Parade or U.S. Today.



     2.5  Office Space.

  The LLC shall provide each of Denver Post and Denver Publishing with  comparably  furnished, separate  office  space  in  Denver,

Colorado which shall be adequate for the separate use of the news and  editorial  departments of The Denver Post and  Denver  Rocky

Mountain  News,  as  the case may be.  Such  office  space  shall include  appropriately furnished office space for  the  news  and

editorial  executives  of  each Newspaper.   Such  office  space,

together  with  utility services (other than telephone  or  other voice  or  data transmission charges), shall be provided  at  the expense of the LLC, and no rent or other similar charge shall  be paid  for  such  space  by Denver Post or  Denver  Publishing  or charged by the LLC.



                            ARTICLE 3
                 Quality of Content and Budgets

     The parties agree that from and after the Effective Date:



     3.1  Quality of Content.

   Denver  Post  and Denver Publishing shall use  all  reasonable efforts  to  maintain the status of their respective publications as leading newspapers in the Denver area and throughout the state

of  Colorado.   Denver Post and Denver Publishing shall  seek  to

insure  that  the  editorial quality of each of their  respective

publications meets the highest journalistic standards.   Each  of

Denver Post and Denver Publishing shall be solely responsible for the news and editorial content of its Newspaper.



     3.2  Budgets.

  No later than 45 days before the beginning of each fiscal year,

the  President and Chief Executive Officer shall submit  capital,

operating  and  cash flow budgets (collectively,  the  "Budgets")

covering  the  next  succeeding fiscal year of  the  LLC  to  the

Management Committee.  The Operating Budget will incorporate  the

Weekly  Ratio, Saturday Ratio, Sunday Ratio, Basic  Page  Charge,

Variable  Page Charge, Color Allocation, Basic Color Charge,  and

Variable  Color Charge, as authorized for that fiscal year.   The

President  and Chief Executive Officer shall seek and receive  an approval  of  all  of the Budgets and any amendments  thereto  in their  entirety  by an Absolute Majority Vote of  the  Management

Committee prior to the implementation of them.



                            ARTICLE 4
     Duties of LLC, Including Distribution of Available Cash


     4.1  Duties of LLC.

 The LLC agrees that from and after the Effective Date, it will:

           (a)  manage and operate all of the departments of  the

publishing  businesses  for  The Denver  Post  and  Denver  Rocky

Mountain News (excluding the news and editorial departments)  and set  and  establish the respective advertising  and  subscription rates (but not advertising acceptability standards) of The Denver

Post and Denver Rocky Mountain News from time to time;

          (b)  receive and collect all of the receipts and income

relating  to The Denver Post and Denver Rocky Mountain News,  and

from  such  income pay all operating expenses incidental  to  the publication  of  the  Newspapers (except for news  and  editorial expenses, other than as herein expressly provided) in the  manner and  to  the  extent provided in this Agreement  and  The  Denver

Newspaper Agency Limited Liability Company Operating Agreement;

           (c)   subject to Section 1.8 hereof and any applicable

provisions  of  The  Denver  Newspaper Agency  Limited  Liability

Company Operating Agreement, distribute to Denver Post and Denver

Publishing at least monthly, or at more frequent intervals as may be  directed  by the President and Chief Executive  Officer,  Net

Available  Cash  From  Operations,  as  defined  in  The   Denver

Newspaper Agency Limited Liability Company Operating Agreement;

          (d)  collect any amounts required to be collected by it

pursuant to Section 1.7 hereof; and,

            (e)   account  monthly  to  Denver  Post  and  Denver

Publishing  for  all revenues and expenditures, and  keep  Denver

Post and Denver Publishing regularly informed of its affairs  and business.



      4.2   Allocation of Profits or Losses and Distributions  of

Cash.

           (a)   Commencing with the Effective Date, Profits  and

Losses,  as  defined  in  The  Denver  Newspaper  Agency  Limited

Liability  Company Operating Agreement, shall be allocated  among the  Members  in  accordance with the provisions  of  The  Denver

Newspaper Agency Limited Liability Company Operating Agreement.

           (b)  Commencing with the Effective Date, distributions

of  Net  Available  Cash From Operations shall,  subject  to  the provisions  of Section 1.8 hereof, be distributed to the  Members in  accordance with The Denver Newspaper Agency Limited Liability

Company Operating Agreement.

          (c)  The LLC shall be reimbursed by the Members for the

Total  Excess  Page  Charges and the Total Excess  Color  Charges

pursuant  to Sections 2.4(c) and 2.4(e) that may be due  by  them and  for all Editorial Expenses of either party which the LLC  in the  first instance may have paid on their behalf, including  but not limited to salaries and related benefits for their respective news  and editorial staffs.  In either case the LLC will  account for these items before computing Profits or Losses.



     4.3  Books and Records.

   Accurate,  full, and complete books of accounts  and  records,

wherein  all transactions of the LLC shall be entered,  shall  be kept  at the principal office of the LLC for the account  of  the

LLC  in  accordance with generally accepted accounting principles consistently applied (except as otherwise agreed by  Denver  Post and  Denver Publishing) and, additionally, in accordance with the

Code and regulations promulgated thereunder.  Commencing with the

Effective  Date,  Denver  Post,  Denver  Publishing,  and   their

respective  representatives  shall have  the  right  to  inspect,

audit, copy or reproduce, each at its own expense, the books  and records of the LLC.



     4.4  Financial Statements.

   Commencing  with the Effective Date, the President  and  Chief

Executive Officer shall cause to be delivered to Denver Post  and to  Denver  Publishing  the  following financial  statements  and reports  of  the  LLC prepared, in each case, in accordance  with generally  accepted  accounting principles  consistently  applied

(except  as  may  be otherwise agreed by Denver Post  and  Denver

Publishing):

           (a)  promptly upon their availability and in any event

within  four  (4)  business days after the  end  of  each  month,

unaudited  statements of income or loss and  cash  flows  and  an unaudited balance sheet for the interim period through such month and  the  monthly  period then ended and for the fiscal  year-to-

date, in reasonable detail, such statements of income or loss and cash  flows  for  such period and for the fiscal year-to-date  to include  (1)  a  comparison of the fiscal  year-to-date  and  the interim  and  monthly periods then ended with  the  corresponding periods  for the fiscal year immediately preceding, if  any,  and

(2)  a comparison of actual to budgeted cash flows and income  or loss;

           (b)  promptly upon their availability and in any event

within  four  (4) business days after the end of  each  quarterly period  in  each  fiscal  year, an unaudited  balance  sheet  and unaudited  statements of income or loss and cash  flows  for  the quarterly  period then ended and for the fiscal year-to-date,  in reasonable detail, such statement to include (1) a comparison  of the  fiscal  year-to-date and the interim and  quarterly  periods then  ended  with  the corresponding periods of the  fiscal  year immediately preceding, if any, and (2) a comparison of actual  to budgeted cash flows and income or loss;

           (c)  promptly upon their availability and in any event

within four (4) business days after the end of each fiscal  year,

an  unaudited balance sheet and unaudited statements of income or loss  and  cash  flows for the fiscal year  then  ended,  all  in reasonable detail, such statements to include (i) a comparison of

the   current  fiscal  year  with  the  fiscal  year  immediately preceding,  if any, and (ii) a comparison of actual  to  budgeted cash flows and income or loss;

           (d)  promptly upon their availability and in any event

within  fourteen (14) days after the end of each fiscal year,  an unaudited  balance sheet of the LLC as at the end of such  fiscal year,  and unaudited statements of income or loss and cash  flows for  such  fiscal  year, all in reasonable detail,  such  balance sheet  and statements of income or loss and cash flows to include a  comparison  of  the current fiscal year with the  fiscal  year immediately preceding, if any; and

           (e)  promptly upon their availability and in any event

within  sixty  (60) days after the end of each  fiscal  year,  an audited  balance sheet of the LLC as at the end  of  such  fiscal year, and audited statements of income or loss and cash flows for such fiscal year, all in reasonable detail and accompanied by  an

opinion  thereon  of  the  LLC's  independent  certified   public

accountants, such balance sheet and statements of income or  loss and cash flows to include a comparison of the current fiscal year with the fiscal year immediately preceding, if any.



     4.5  Auditors and Fiscal Year.

  Commencing with the Effective Date, the independent auditors of the LLC shall be selected by Denver Publishing and Denver Post on a  four-year rotating basis and shall be one of the five  largest

accounting   firms  in  the  United  States  (the  "Big   Five").

Commencing  with the Effective Date, the independent auditors  of the  LLC  shall be the independent auditors of Denver Publishing,

and  such  auditors  shall serve through the end  of  the  fourth

fiscal  year of the LLC following the Effective Date.   At  least

six  months  before the end of each four-year period, the  Member who  may choose the auditors for the next four-year period  shall give notice to the LLC and the other Member(s) of its election to select  independent  auditors  for  the  LLC.  Any  selection  of auditors hereunder shall be limited to the Big Five firm or firms then serving as the independent auditors of Denver Post or Denver

Publishing.   Failure  to give such notice  shall  be  deemed  an

election to retain the auditors then engaged by the LLC.  The LLC shall keep its books on a calendar-year basis.



     4.6  Tax Returns.

   Commencing  with the Effective Date, Tax returns for  the  LLC shall  be  dealt  with  in the manner prescribed  in  The  Denver

Newspaper Agency Limited Liability Company Operating Agreement.



                            ARTICLE 5
                        Governance of LLC


     5.1  Management Committee.

           As  of  and  subsequent  to the  Effective  Date,  the

business  and affairs of the LLC shall be managed by a  committee

(the  "Management Committee") to be composed of four (4) members,

two  (2) of which shall be appointed collectively by Denver  Post and Eastern Colorado and shall be the Chief Executive Officer and

Chief Financial Officer of Denver Post (or their designees),  and two  (2)  of  which shall be appointed by Denver  Publishing  and shall  be the Chief Executive Officer and Chief Financial Officer

of  The E. W. Scripps Company, an Ohio corporation and parent  of

Denver  Publishing (or their designees).  Commencing  as  of  the

Effective Date, a single member of the Management Committee shall be selected, as hereinafter provided, to serve as Chairman of the

Management  Committee  for a four (4)  year  term  or  until  the selection  of  his  successor.  The Chairman  of  the  Management

Committee  shall  preside  over all meetings  of  the  Management

Committee   and   shall   perform  such   other   functions   and

responsibilities as the members of the Management  Committee  may from time to time appropriately delegate to such person under the terms  of  the  Limited Liability Company Operating Agreement  or

otherwise.   The  initial  Chairman of the  Management  Committee

shall, as of the Effective Date, be selected by those members  of the  Management  Committee appointed by Denver Post  and  Eastern

Colorado,  and thereafter the members of the Management Committee appointed  by  Denver Publishing and by Denver Post  and  Eastern

Colorado,  respectively, shall alternate selecting such  Chairman every  four (4) years.  Commencing as of the Effective Date,  the

Management  Committee  (acting by Absolute Majority  Vote)  shall appoint annually a President and Chief Executive Officer  of  the

LLC,  reporting to it, to serve for a term of one year and  until his  or  her  successor  is  elected.  The  President  and  Chief

Executive  Officer  shall, in consultation  with  the  Management

Committee, oversee all activities of the LLC, consistent with the terms  of this Agreement, the Limited Liability Company Operating

Agreement  and  the NPA, in accordance with annual operating  and

capital  budgets  approved  by  the  Management  Committee.   The

Management  Committee  (acting by  Absolute  Majority  Vote)  may remove  the President and Chief Executive Officer at any  meeting and  elect his or her successor.  In the case of a deadlock  with respect  to  any  matter  to  be acted  upon  by  the  Management

Committee (other than the election or removal of a President  and

Chief  Executive  Officer and such other matters reserved  solely for  decision  by  an Absolute Majority Vote  of  the  Management

Committee  or  by  the  Members  unanimously  under  the  Limited

Liability  Company Operating Agreement and therein designated  as

"Reserved   Matters,"  hereafter  collectively,   the   "Reserved

Matters"), the President and Chief Executive Officer of  the  LLC

shall   be  empowered  to  break  such  deadlock.   Any  deadlock

concerning  any Reserved Matter shall be resolved in  the  manner provided in The Denver Newspaper Agency Limited Liability Company

Operating Agreement.



     5.2  The President and Chief Executive Officer.

   Commencing as of the Effective Date, the President  and  Chief

Executive  Officer  shall, in consultation  with  the  Management

Committee, have general charge and supervision of the business of the  LLC,  but shall have no duties or authority with respect  to the  news  and editorial functions of The Denver Post and  Denver

Rocky Mountain News.



     5.3  Certain Other Matters.

   Commencing as of the Effective Date, the President  and  Chief

Executive Officer shall conduct the business of the LLC  pursuant to  the terms hereof as a stand-alone, independent, joint venture of  the  Members.  Subject to legal and contractual  obligations,

the  President and Chief Executive Officer shall select qualified managers,  executives,  and personnel, and  shall  supervise  the facilities  and  equipment  used by the  LLC  and  the  operating systems  and  procedures of the LLC with respect to  advertising,

circulation, production, finance, personnel, and promotion.   The

President  and  Chief Executive Officer shall at  all  times  act independently  and disinterestedly as between Post  Entities  and

Denver Publishing and in the best interests of the LLC.



     5.4  Compensation.

   The  cost (including compensation) of the President and  Chief

Executive Officer and his or her staff shall be paid by the LLC.



                            ARTICLE 6
                          Other Matters


     6.1  Representations and Warranties.

   Each  of  the  LLC, Denver Post, Eastern Colorado  and  Denver

Publishing hereby represents and warrants to each other that:

           (a)   It is a corporation or limited liability company

(as  hereinbefore  indicated) which is duly incorporated  and  in good standing under the laws of its jurisdiction of incorporation and is qualified to do business in Colorado.

           (b)  The consummation of the transactions provided for

herein,   in  the  Licenses,  in  The  Denver  Newspaper   Agency

Contribution  and  Sale  Agreement and in  The  Denver  Newspaper

Agency  Limited Liability Company Operating Agreement,  will  not conflict  with, or result in a default under, or a violation  of,

any  provision of its charter, by-laws or operating agreement (as applicable) or any agreement or instrument to which it is, or  on the  Effective Date may be, a party or by which it is, or on  the

Effective Date may be, bound.

            (c)   The  execution  and  delivery  by  it  of  this

Agreement,  The  Denver  Newspaper Agency Contribution  and  Sale

Agreement,  the Licenses and The Denver Newspaper Agency  Limited

Liability Company Operating Agreement have been duly and  validly authorized  by  all necessary corporate action on its  part;  and this Agreement, The Denver Newspaper Agency Contribution and Sale

Agreement, the Licenses, and The Denver Newspaper Agency  Limited

Liability Company Operating Agreement have been duly executed and delivered by it.

           (d)  Subject to obtaining the written consent referred

to  in  Section  6.3  hereof, this Agreement, the  Licenses,  The

Denver  Newspaper  Agency  Limited  Liability  Company  Operating

Agreement and The Denver Newspaper Agency Contribution  and  Sale

Agreement  constitute its valid and binding  obligation,  and  no approval or consent is necessary for the execution, delivery  and performance by it of this Agreement, The Denver Newspaper  Agency

Contribution  and  Sale  Agreement, the Licenses  or  The  Denver

Newspaper  Agency Limited Liability Company Operating  Agreement,

except for such as have heretofore been obtained and are in  full force and effect.

          (e)  It has no knowledge of facts that would materially

adversely  affect the value of any material asset (or the  assets in  the  aggregate) to be transferred by it or its Affiliates  to the LLC.

As used in this Agreement, "Affiliate" means, with respect to any

party,   (i)  any  entity  directly  or  indirectly  controlling,

controlled by or under common control with such party,  (ii)  any

entity  owning  or  controlling  ten  percent  or  more  of   the

outstanding voting securities of such party, (iii) any officer or director  of  such party or any entity owning an  interest  as  a general  partner  in such party, or (iv) any  entity  that  is  a general partner, trustee or holder of ten percent or more of  the voting  securities of any entity described in clauses (i) through

(iii)  of this sentence.  As used herein, the term "entity" shall mean  any  individual, partnership, corporation, trust  or  other business organization.



     6.2  Certain Action.

   Each  party  agrees  to take all actions reasonably  necessary and/or  appropriate  to  carry out  and  effectuate  the  intent,

purposes,  and  provisions  of  this  Agreement  and  The  Denver

Newspaper  Agency  Limited Liability Company Operating  Agreement

and  to  cooperate with the others in every reasonable and proper way  that  will  promote the successful operation  of  the  joint

operating  arrangement  under  this  Agreement  and  The   Denver

Newspaper Agency Limited Liability Company Operating Agreement.



     6.3  NPA Filing.

   As  soon  as practicable after the date hereof, an application shall  be  filed  by Denver Post and Denver Publishing  with  the

Department of Justice, and other appropriate procedures shall  be implemented, to secure as soon as possible the written consent of the  Attorney General of the United States as provided in Section

4(b)  of the NPA.  Each party shall support the application fully in every reasonable respect and shall cooperate in and coordinate with  respect  to the taking of all appropriate steps  to  secure approval of the application.  Whether or not the Attorney General determines to give such written consent, this Agreement  and  The

Denver  Newspaper  Agency  Limited  Liability  Company  Operating

Agreement shall not terminate earlier than May 1, 2005 so long as either  Denver Post or Denver Publishing elects to  continue  the process  of  seeking agency or judicial review.  For purposes  of the  application,  Denver Post and Denver Publishing  shall  each promptly  designate "contact persons" for such  coordination  and consultation as is appropriate and proper and shall each give the other  parties prompt written notice of such designation  in  the manner provided in Section 9.1 hereof.  Furthermore, Denver  Post

and   Denver  Publishing  shall  make  available,  through  their authorized representatives, such information as is necessary  and appropriate in obtaining the Attorney General's approval  of  the

application.    All   information  which  Denver   Post,   Denver

Publishing or the LLC secure as a result of such access shall  be held  in  confidence, shall not (except as legally  required)  be disclosed  without  the  consent of  the  party  from  which  the information  is  obtained, and shall not be used for  competitive purposes.  All documents which Denver Post, Denver Publishing  or the  LLC  obtain as a result of such access shall be returned  or destroyed  in  the  event the transactions contemplated  by  this

Agreement are not consummated.



     6.4  Announcements.

  Except as required by law, no party hereto will make any public announcement  concerning  this  Agreement  and  the  transactions contemplated  hereby  prior  to the first  mutually  agreed  upon announcement thereof without the consent of the other parties and then  only  upon the maximum advance notice to the other  parties which is practicable under the circumstances.



     6.5  Interim Covenants.

           (a)   Each  of  Post  Entities and  Denver  Publishing

covenants  and agrees that from the date hereof to and  including the  Effective  Date  it shall, with respect  to  its  Newspaper,

continue  to  carry on its business in the ordinary course.   The

LLC  hereby covenants and agrees that from the date hereof to and including  the Effective Date, it shall carry on its business  in the  ordinary  course  consistent  with  the  course  of  conduct heretofore  and  hereafter by Denver Post  with  respect  to  its

Newspaper.   From the date hereof to and including the  Effective

Date,  neither  the  Post  Entities nor Denver  Publishing,  with respect to its Newspaper, or the LLC with respect to its business will:

               (i)    engage   in   any  transaction   materially

     affecting  it,  its  assets or Liabilities,  except  in  the normal and ordinary course of that entity's business;

               (ii) fail to use reasonable efforts to prevent any

     event   or   transaction  from  occurring  which  materially

     adversely   affects  that  entity's  business,   operations,

     assets,   Liabilities,   financial   condition   or   future

     prospects;

               (iii)      fail  to  use  reasonable  efforts   to

     preserve intact its present organization, keep available the services  of its employees, preserve its relationships  with customers,  suppliers  and others having  business  dealings with  it,  to the end that its goodwill and ongoing business will not be materially impaired prior to the Closing;

                 (iv)     sell, lease, transfer or agree to sell,

     lease  or  transfer any material asset of its  Newspaper  or relating  to a Newspaper, except in the ordinary  course  of business;

               (v)   adopt  or modify any pension, profit-sharing

     or  other  compensation plan (except as required by  law  or except  for  changes  which would not affect  the  level  of benefits) or enter into any contract of employment or permit any increases or changes in the compensation of employees of its Newspaper (including bonuses), except in accordance with past  practices and in the ordinary course, or except  as  a result  of  collective  bargaining heretofore  or  hereafter undertaken  in  the ordinary course, except  to  the  extent required  by law and except for retention arrangements  made with  employees  of  its Newspaper as  a  result  of  or  in

     connection  with  the  transactions  contemplated  by   this

     Agreement;

               (vi) enter into or amend any material contract  or

     commitment, waive any material right or enter into any other material transaction, other than in the ordinary course; or

               (vii)      enter  into any agreement to  take  any

     actions specified in this Section 6.5.

           (b)   Each  party will promptly notify the  others  in

writing  upon  becoming  aware of any  order  or  decree  or  any complaint praying for an order or decree restraining or enjoining

the   consummation   of  this  Agreement  or   the   transactions

contemplated  hereby,  or  upon receiving  any  notice  from  any governmental  department,  court, agency  or  commission  of  its intention to institute an investigation into, or institute a suit or  proceeding  to  restrain or enjoin the consummation  of  this

Agreement   or  such  transactions,  or  to  nullify  or   render

ineffective this Agreement or such transactions if consummated.

           (c)  This Agreement is subject to such obligations and

duties  as  may  be imposed on any party by statute,  regulation,

contract or law; and no party shall be liable for any damages  to any  other  party,  or any other person, for  reasonable  actions taken in compliance with such obligations.  In the event that any court, administrative agency or tribunal, by order, determination or  administrative action, requires a party to  take  actions  in compliance  with obligations and duties that may  be  imposed  by

statute,   regulation,  contract  or  law  as  a   condition   or

precondition  to  the  undertakings  herein,  or  determines   to

initiate proceedings or does initiate proceedings to compel  such actions  of  a  party, then such party may take such  actions  as reasonably are required for compliance with such obligations  and

duties,   or   to  discharge,  adjust  or  settle  such   orders,

determinations,  administrative action or proceedings,  it  being agreed  and  understood that the parties will use all  reasonable

efforts   to   oppose   the  imposition  of   any   such   order,

determination, administrative action or proceeding.

          (d)  Each of Post Entities and Denver Publishing, shall

conscientiously  endeavor  to  perform  on  a  timely  basis  all obligations  required to be performed by it under  all  contracts and leases relating to its Newspaper.



                            ARTICLE 7
                      Duration; Termination


     7.1  Term.

   Unless  renewed as provided in this Section 7.1 or  terminated pursuant  to Section 7.2, this Agreement and The Denver Newspaper

Agency  Limited  Liability  Company  Operating  Agreement   shall

continue  for a term ending at the close of business on the  last day  of  the  fiftieth full fiscal year following  the  Effective

Date,  whereupon  this Agreement and The Denver Newspaper  Agency

Limited  Liability Company Operating Agreement shall  expire  and

terminate.    This  Agreement  shall  automatically   renew   for

succeeding renewal periods of 25 years each, unless either Denver

Post  or Denver Publishing notifies the other in writing at least five  years  before the end of the then current period (including renewal periods), of the election of the party giving the  notice to  terminate  this  Agreement.  If such notice  is  given,  this

Agreement shall terminate at the end of the initial period or the then current renewal period during which the notice is given.



     7.2  Termination of this Agreement; Dissolution of the LLC.

           (a)  Prior to the Effective Date, this Agreement shall

terminate  on May 1, 2005, if the Effective Date shall  not  have occurred  on or before such date, or upon such earlier  date,  if any, as the parties hereto may mutually agree upon in writing.

           (b)   After  the Effective Date, this Agreement  shall

terminate only as hereinafter provided in this Section 7.2.

           (c)   After the Effective Date, no Member shall  cause

the  LLC  to  be dissolved except as provided herein and  in  The

Denver  Newspaper  Agency  Limited  Liability  Company  Operating

Agreement.   After  the Effective Date, the  LLC  shall  continue

until  dissolved  as  herein and thereafter  provided.   The  LLC

shall, subject to the provisions of subsection (e) hereof and  to all  applicable provisions of The Denver Newspaper Agency Limited

Liability  Company  Operating Agreement, be  dissolved  upon  the occurrence of any of the following:

               (i)  expiration of the term of this Agreement,  as

     set  forth in Section 7.1 hereof or of the Limited Liability

     Company Operating Agreement;

               (ii)  at the written election of a Member  if  any

     Member  willfully  or  persistently  commits  one  or   more

     material  breaches of this Agreement or The Denver Newspaper

     Agency  Limited  Liability Company Operating  Agreement,  or

     otherwise so conducts itself in matters relating to the  LLC business  that it is not reasonably practicable to carry  on the  business  of  the  LLC; provided,  however,  that  such election  may be made only if the electing Member has  given written  notice  to the other Members of  such  breaches  or

     conduct   and  such  breaches  or  conduct  have  not   been

     substantially  cured within 90 days after  such  notice  has been given.

               (iii)      if the LLC experiences a net loss  from

     its  operations,  before depreciation and  amortization,  as determined  in accordance with generally accepted accounting principles  consistently applied, for any three  consecutive fiscal  years, then, at any time within six months following the  end  of  any such three consecutive fiscal  years,  any

     Member  may give the others written notice of its  intention to  terminate this Agreement, and thereafter this  Agreement shall  (subject to the provisions of subsection (e)  hereof)

     terminate   three  years  after  the  end  of   such   three

     consecutive fiscal years, or earlier if mutually  agreed  by

     Denver Post and Denver Publishing.

          (d)  No termination of this Agreement or dissolution of

the  LLC  shall be construed to release any Member from liability at  law or in equity to the other Members or the LLC arising  out of  any  breach  of  the terms of this Agreement  or  The  Denver

Newspaper Agency Limited Liability Company Operating Agreement.

           (e)   As soon as practicable after the termination  of

this  Agreement  by  lapse of time or otherwise,  the  LLC  shall

liquidate   as  provided  in  Section  7.3  and  all   applicable

provisions  of  The  Denver  Newspaper Agency  Limited  Liability

Company Operating Agreement.



     7.3  Termination at End of Term.

  Upon the termination of this Agreement and The Denver Newspaper

Agency Limited Liability Company Operating Agreement, by lapse of time or otherwise:

           (a)   Denver Post and Denver Publishing will meet with

each  other  and  use their best efforts to develop  a  just  and equitable  plan  for  discontinuing and dissolving  the  LLC  and distributing its assets in kind between Post Entities and  Denver

Publishing  (after collection of all receivables and  payment  of all  indebtedness  and liabilities of the LLC and  all  costs  of dissolution  and  liquidation), in accordance with  the  Members'

respective  Percentage Interests in the  LLC,  so  as  to  enable

Denver  Post and Denver Publishing to resume separate publication of  The Denver Post and Denver Rocky Mountain News, respectively,

as  independent  businesses (a "Distribution Plan").   If  Denver

Post  and  Denver  Publishing agree on a Distribution  Plan,  the assets  of  the LLC shall be distributed in accordance  with  the

Distribution  Plan, all Licenses shall automatically  expire  and

terminate, and the LLC shall thereupon be dissolved.   Except  as

provided in the Distribution Plan and upon effective distribution of  assets  by  the  LLC pursuant thereto, neither  Denver  Post,

Eastern  Colorado nor Denver Publishing shall have  any  separate right, title or interest in or to any asset of the LLC.

          (b)  If Denver Post and Denver Publishing are unable to

agree  upon a Distribution Plan, all receivables of the LLC shall be collected and the business affairs and assets of the LLC shall in  accordance with all applicable terms of The Denver  Newspaper

Agency   Limited   Liability  Company  Operating   Agreement   be

liquidated as promptly as possible in an orderly and businesslike

manner.   The  proceeds  shall  be  applied  and  distributed  in

accordance with the terms of The Denver Newspaper Agency  Limited

Liability Company Operating Agreement in the following order:

               (1)   To  the payment and discharge of all of  the

     LLC's  debts  and  liabilities (other  than  those  to  Post

     Entities and Denver Publishing), including the establishment of any necessary reserves;

               (2)   To  the payment of any debts and liabilities

     to  Post Entities and Denver Publishing, including, but  not limited  to  those arising pursuant to Section  1.8  hereof;

     and,

               (3)   To Denver Post, Eastern Colorado, and Denver

     Publishing,  or their successors, in accordance  with  their respective Percentage Interests.



      7.4   Transfers  of Interests Under the Agreement  and  The

Denver  Newspaper  Agency  Limited  Liability  Company  Operating

Agreement.

   After  the Effective Date, the transfer of the rights  of  any party under this Agreement or The Denver Newspaper Agency Limited

Liability Company Operating Agreement or as a Member of  the  LLC

shall  be  governed exclusively by the provisions regarding  such transfer  set  forth  in  The  Denver  Newspaper  Agency  Limited

Liability Company Operating Agreement.



                            ARTICLE 8
                      Costs and Liabilities


     8.1  Responsibility for Costs.

           (a)  Costs for the Application to and Proceedings with

the  Department of Justice.  Each Member shall be responsible for its  own costs, expenses and liabilities which are directly  part of  the  application to and proceedings with  the  Department  of

Justice.   Each  of  Post  Entities  (collectively)  and   Denver

Publishing  shall be responsible for one-half of  all  costs  and expenses  of  the  LLC  with  respect  to  such  application  and proceedings, including, but without limitation, cost of the hired

economists,  accountants,  or  other  experts  needed  for   such

application and proceedings.

           (b)   Costs for Certain Challenges to the Transactions

Contemplated by this Agreement.  Each Member shall be responsible for  its  own  costs and expenses (including, without limitation,

costs  of investigation and preparation) incurred in the  defense of  any suit, action or proceeding initiated or threatened by any governmental  authority  or  any  person  or  entity  seeking  to prohibit,  enjoin  or restrain the transactions  contemplated  by this  Agreement,  or  seeking damages in  connection  with  these transactions  or  otherwise  attempting  to  challenge  the  full implementation  of  the joint operating arrangement  provided  in this  Agreement  including, without limitation,  legal  fees  and other  costs  and expenses incurred in connection with  any  such

matter.   Each  of  Post Entities, on the one  hand,  and  Denver

Publishing,  on the other, shall be responsible for  one-half  of all costs and expenses of the LLC incurred in the defense of such suits, actions or proceedings.

            (c)   Certain  Other  Costs  and  Taxes.   Except  as

otherwise  expressly herein provided, each party shall  bear  all fees  and  expenses  incurred by such party in  connection  with,

relating   to  or  arising  out  of  the  consummation   of   the

transactions contemplated hereby, including, without  limitation,

all  taxes, attorneys', accountants' and other professional  fees and expenses.  All applicable sales, use and real estate transfer taxes, and all title insurance and survey costs shall be paid  by the LLC.



     8.2  Nature of Relationship.

   Nothing  contained  in  this Agreement  shall  constitute  the parties hereto as alter egos or joint employers or as having  any relationship  other than as specifically provided herein  and  in

The  Denver Newspaper Agency Limited Liability Company  Operating

Agreement.   Denver Post, Eastern Colorado and Denver  Publishing

each  will retain and be responsible for (and will indemnify  the other  Members and the LLC against) all of its respective  debts,

obligations,   liabilities,  and  commitments   which   are   not

transferred to and assumed by the LLC pursuant to this Agreement.



     8.3  Members' Individual Responsibilities.

          (a)  The entire cost and expense of defending, settling

or paying and discharging any liability or other claim on account of  any article, feature, advertisement, editorial or other  item published  in  or excluded from The Denver Post or  Denver  Rocky

Mountain News as a result of any act done or omitted to  be  done by  the  news  and editorial departments of The  Denver  Post  or

Denver  Rocky  Mountain News shall be borne  by  Denver  Post  or

Denver  Publishing, as the case may be.  Each of Denver Post  and

Denver Publishing agrees to indemnify and hold the LLC, the other

Members,  each  of  such  Member's  Affiliates,  its  and   their

directors,  officers  and  employees harmless  against  any  such liability, cost or expense incurred by such party.

           (b)   Except as may otherwise be specifically provided

in  this  Agreement,  no Member shall be  charged  with  or  held responsible for any claims arising before or after the  Effective

Date  hereof by reason of any act or omission on the part of  any other  Member,  and the responsible Member shall defend,  settle,

pay  or  discharge any such matter, and shall indemnify and  hold harmless the other Members against any such matter, and from  any liability, cost or expense arising therefrom.



     8.4  LLC's Responsibility.

   After  the  Effective Date, the entire  cost  and  expense  of defending,  settling or paying and discharging any  liability  or

other   claim   on   account  of  (a)   any   article,   feature,

advertisement, editorial or other item published in  or  excluded from The Denver Post or Denver Rocky Mountain News as a result of any  act  done or omitted to be done by the LLC or (b) any  other act done or omitted to be done by the LLC under this Agreement or

The  Denver Newspaper Agency Limited Liability Company  Operating

Agreement  shall  be  borne  by  the  LLC,  except  as  otherwise expressly  provided herein or therein.  The LLC  shall  indemnify and  hold  each  of  Denver  Post, Eastern  Colorado  and  Denver

Publishing and its Affiliates, directors, officers and  employees harmless against any such liability, cost or expense incurred  by any of them.



     8.5  Force Majeure.

  No party shall be liable to the others for any failure or delay in  performance  under  this Agreement or  The  Denver  Newspaper

Agency  Limited Liability Company Operating Agreement  occasioned by  war, riot, act of God or public enemy, strike, labor dispute,

shortage  of  any supplies, failure of suppliers  or  workers  or other  cause beyond the control of the party required to perform,

and  such  failure  or  delay shall not be considered  a  default hereunder,  but this Section 8.5 shall not excuse any party  from its  obligation  to  pay any sum of money  which  such  party  is otherwise  required  to  pay pursuant to this  Agreement  or  The

Denver  Newspaper  Agency  Limited  Liability  Company  Operating

Agreement.



                            ARTICLE 9
                          Miscellaneous


     9.1  Notices.

   Each  notice  or  other communication given pursuant  to  this

Agreement  or  The  Denver  Newspaper  Agency  Limited  Liability

Company  Operating Agreement shall be deemed to  have  been  duly given when hand delivered or three days after being deposited  in the  United  States  mail,  certified,  postage  prepaid,  return receipt  requested, and addressed to the party to be notified  at such party's address as set forth below:

     If to Denver Publishing to:    Denver Rocky Mountain News
                                    c/o The E.W. Scripps Company
                                    312 Walnut Street, 28th Floor
                                    Cincinnati, Ohio  45202
                                    Attn:  Daniel J. Castellini
                                    Senior Vice President and
                                    Chief Financial Officer
                                    Telecopier:  (513) 977-3729

     With a Copy to:                Baker & Hostetler LLP
                                    312 Walnut Street, Suite 2650
                                    Cincinnati, OH 45202
                                    Attn:  William Appleton, Esq.
                                    Telecopier:  (513) 929-0303


     If to either or both           c/o MediaNews Group, Inc.
     of the Post Entities           1560 Broadway, Suite 2100
     (or to the LLC prior           Denver, CO 80202
     to the Effective Date)         Attn:  Joseph J. Lodovic, IV
                                    Executive Vice President and
                                    Chief Financial Officer
                                    Telecopier:  (303) 820-1929

     With a Copy to:                Verner, Liipfert, Bernhard,
                                    McPherson and Hand, Chartered
                                    901 15th Street, N.W., Suite 700
                                    Washington, DC 20005-2301
                                    Attn:  Howell E. Begle, Jr., Esq.
                                    Telecopier:  (202) 371-6279


The  LLC  shall  on  the Effective Date by notice  to  the  other parties  given in accordance with this Section 9.1  designate  an address  for  receipt  on  or after  such  date  of  notices  and communications hereunder.  All such notices to the LLC  shall  on or after such date be to the attention of the President and Chief

Executive  Officer,  with  copies to  Post  Entities  and  Denver

Publishing  at  the addresses then designated  by  them  for  the receipt of such notices pursuant to this Section 9.1.  Any  party may change its address or the individual to whom notice is to  be directed  hereunder  by  notice to the  other  parties  given  in accordance with this Section 9.1.



     9.2  Non-Assignability.

   This  Agreement shall be binding upon and shall inure  to  the benefit  of  each  of  the  parties hereto  and  their  permitted successors  and assigns, but any attempt by any party  to  assign any  of  its  rights or to delegate any of its  duties  hereunder shall be subject to Section 7.4.



     9.3  Entire Understanding.

    This  Agreement  (including  the  Exhibits)  and  The  Denver

Newspaper  Agency  Contribution and  Sale  Agreement  embody  the entire  understanding and agreement of the parties on the subject matter  herein and therein contained and supersedes any  and  all prior  agreements, arrangements, and understandings  relative  to the subject matter hereof and thereof.



     9.4  Headings.

   Titles,  captions or headings contained in this Agreement  are inserted only as a matter of convenience and for reference and in no  way  define,  limit, extend or describe  the  scope  of  this

Agreement or the intent of any provisions hereto.



     9.5  Governing Law.

   This  Agreement shall be construed and enforced in  accordance with the internal laws of the State of Colorado.



     9.6  Modifications.

  This Agreement shall be amended only by an agreement in writing and signed by the party against whom enforcement or discharge  is sought.



     9.7  Severability.

   Each provision of this Agreement shall be considered severable from  the  rest  and if any provision of this  Agreement  or  its application to any person, entity or circumstance shall  be  held

invalid   and  contrary  to  any  existing  or  future   law   or

unenforceable to any extent, the remainder of this Agreement  and the  application of any other provision to any person, entity  or

circumstance  shall  not  be  affected  thereby  and   shall   be

interpreted and enforced to the greatest extent permitted by  law so  as  to  give  effect to the original intent  of  the  parties hereto.



     9.8  Specific Performance.

   In  addition to any other remedies the parties may have,  each party  shall  have  the right to enforce the provisions  of  this

Agreement through injunctive relief or by a decree or decrees  of specific performance.



     9.9  No Third Party Beneficiaries.

   Nothing in this Agreement, express or implied, shall  give  to anyone  other  than  the  parties  hereto  and  their  respective permitted  successors and assigns any benefit, or  any  legal  or equitable  right, remedy or claim, under or in  respect  of  this

Agreement.

      IN  WITNESS  WHEREOF, the parties have signed  in  multiple counterparts  this Agreement by their respective duly  authorized signatories as of the day and year above written.

                         THE DENVER POST CORPORATION


                         By:
                              Joseph J. Lodovic, IV
                              Executive Vice President and
                               Chief Financial Officer

                         EASTERN COLORADO PRODUCTION
                           FACILITIES, INC.


                         By:
                              Joseph J. Lodovic, IV
                              Executive Vice President and
                               Chief Financial Officer


                         DENVER POST PUBLISHING FACILITIES LLC


                         By:
                              Joseph J. Lodovic, IV
                              Executive Vice President and
                               Chief Financial Officer


                         THE DENVER PUBLISHING COMPANY


                         By:
                              Daniel J. Castellini
                              Senior Vice President and
                               Chief Financial Officer